                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 17, 2000

                             WHIRLPOOL CORPORATION
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                      1-3932                 38-1490038
-----------------------------    --------------------      --------------------
(State or other jurisdiction       (Commission File         (I.R.S. Employer
    of incorporation)                  Number)              Identification No.)


                  2000 M63 North, Benton Harbor, Michigan            49022-2692
                 --------------------------------------------------------------
                  (Address of principal executive officers)          (Zip Code)


                                (616)-923-5000
            ------------------------------------------------------
              Registrant's telephone number, including area code

Item 5.   Other Events
          ------------

                  On July 17, 2000, the Company announced its second quarter 2000 earnings. Second quarter 2000 net earnings were $121 million, or $1.66 per diluted share, up 22 percent from second-quarter 1999 earnings of $99 million or $1.30 per diluted share. Year-to-date net earnings were $233 million, or $3.18 per diluted share, up 24 percent from the first half 1999 core earnings of $187 million, or $2.45 per diluted share. Core earnings for 1999 excluded the first quarter Brazilian currency devaluation. Reported 1999 first half earnings were $127 million, or $1.66 per diluted share.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

     Copy of press release dated July 17, 2000 announcing the registrant"s second quarter 2000 performance.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WHIRLPOOL CORPORATION
                                   Registrant




Date: July 24, 2000                By:  /s/ Daniel F. Hopp
                                        ---------------------------
                                        Name:  Daniel F. Hopp
                                        Title: Senior Vice President, Corporate
                                               Affairs and General Counsel